UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2015

SORRENTO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36150	33-0344842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

6042 Cornerstone Ct. West, Suite B

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 210-3700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2015, Richard Vincent, the Executive Vice President and Chief Financial Officer of Sorrento Therapeutics, Inc. (the “Company”) resigned from the Company. Mr. Vincent will continue to be available to the Company under a Consulting Agreement dated February 2, 2015. The Company has appointed Douglas Langston, Vice President of Finance to act as the Company’s principal accounting and financial officer.

Item 8.01	Other Items.

On February 2, 2015, the Company issued a press release announcing that Glen Sato, former Chief Financial Officer at PDL Biopharma, Inc. and Exelixis, Inc., and partner at Cooley LLC, has been retained to provide support for the ongoing strategic financial and legal initiatives in the business and operations of the Company. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated February 2, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2015

SORRENTO THERAPEUTICS, INC.

By:	/s/ Henry Ji
Name:	Henry Ji
Title:	President and Chief Executive Officer